Exhibit 23.4

CONSENT OF GUSTAVSON ASSOCIATES, LLC

The undersigned, Gustavson Associates, LLC, hereby states as follows:

Our firm assisted with the “Report NI 43-101 Technical Report On The Mt. Todd Gold Project, Northern Teritory (sic), Australia,” the “Preliminary Economic Assessment, Mt. Todd Gold Project, Northern Territory, Australia,” the “Report NI 43-101, Technical Report on the Awak Mas Gold Project, Sulawesi, Indonesia” and the “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 15, 2009 (the “Form 10-K/A”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K/A.

By:	/s/ William J Crowl
Name:	William J Crowl
Title:	Vice President, Mining

Date:  April 15, 2009

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http://www.gustavson.com          gustavson@gustavson.com